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                                                                     Exhibit 3.1

Corporations Section                                         Gwyn Shea
PO Box 13697                      [THE STATE OF              Secretary of State
Austin, Texas 75711-3697           TEXAS SEAL]



Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

Easy Gardener Productions, Ltd.
Filing Number 800096797

Certificate of Limited Partnership                                June 24, 2002


In testimony whereof, I have hereunto signed my name officially and cause to be impressed hereon the Seal of State at my office in Austin, Texas on July 17, 2002.


[SEAL OF THE STATE OF TEXAS]


Gwyn Shea
Secretary of State


          Come visit us on the internet at http://www.sos.state.tx.us/
PHONE (512) 463-5555               FAX (512)463-5709                   TTY7-1-1

Prepared by: Beverly Mayfield



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CERTIFICATE OF LIMITED PARTNERSHIP
OF
EASY GARDNER PRODUCTS, LTD.


         This Certificate of Limited Partnership is filed pursuant to the Texas Revised Limited Partnership Act (the "Act").

                                   ARTICLE I

         The name of the partnership is "Easy Gardener Products, Ltd."


                                   ARTICLE II

         The address of its initial registered office is 3022 Franklin Avenue, Waco, Texas 76710. The name of its initial registered agent at such address is Sheila Jones.


                                  ARTICLE III

         The address of its principal office where records are to be kept or made available pursuant to the Act is 3022 Franklin Avenue, Waco, Texas 76710.

                                   ARTICLE IV

         The name, mailing address and street address of the business residence of the general partner are:

          E G Products Management, LLC
          3022 Franklin Avenue
          Waco, Texas 76710

         EXECUTED this 21st day of June, 2002.


                                   E G PRODUCT MANAGEMENT, LLC


                                   BY     /s/ RM Grandy
                                     -----------------------------------
                                   Name:  RM Grandy
                                   Title: Manager


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                          CONSENT TO USE SIMILAR NAMES


         Pursuant to Section 1.03 of the Texas Revised Limited Partnership Act, the undersigned, acting by and through its duly authorized representative, hereby consents to the use of the name "Easy Gardener Products, Ltd." or variations thereof, as the name of a Texas limited partnership.



                                   EASY GARDENER, INC.


                                   BY     /s/ RM Grandy
                                     -----------------------------------
                                   Name:  RM Grandy
                                   Title: President